SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
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HYPERCOM CORPORATION

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2851 W. Kathleen Road
Phoenix, AZ 85053

April 19, 2002

Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Hypercom Corporation at 9:00am on Wednesday, May 22, 2002 at the company’s corporate headquarters in Phoenix, Arizona. Information regarding the meeting is presented on the following pages.

In addition to the formal items of business to be brought before the meeting, you will have an opportunity to hear a report from Hypercom’s management on the company’s operations. You will also have an opportunity to direct your questions to our management team.

Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. Please indicate your voting instructions and sign, date and mail the enclosed proxy card. A postage-paid return envelope for your proxy card is enclosed.

If you are unable to attend the Annual Meeting, you may listen to a live broadcast, which will be available from Hypercom’s website at www.hypercom.com. A replay can also be accessed on the site shortly after the conclusion of the meeting.

Thank you for your continued support of Hypercom. I look forward to seeing you on May 22.

Sincerely

George R. Wallner Chairman of the Board and Chief Strategist

HYPERCOM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

What:	The 2002 Annual Meeting of Stockholders of Hypercom Corporation

When:	May 22, 2002, at 9:00 a.m. Phoenix time

Where:	Hypercom Corporation Headquarters 2851 W. Kathleen Road Phoenix, AZ 85053

Why:	At the meeting, stockholders will act on the following matters:

• Election of three directors, each for a term of two years;

• To approve a proposal to increase the number of shares available for the Nonemployee Directors’ Stock Option Plan; and

• Any other matters that properly come before the meeting.

         Only stockholders of record at the close of business on April 10, 2002 are entitled to vote at the meeting or any postponement or adjournment of the meeting. We have enclosed a copy of our Annual Report to Stockholders covering the fiscal year ended December 31, 2001 which includes audited financial statements, and our Proxy Statement.

         All stockholders are encouraged to attend the Annual Meeting. However, if you cannot attend the Annual Meeting in person, please promptly register your votes for the proposals to ensure you are represented at the Annual Meeting.

         Please vote as soon as possible. We have enclosed a postage-paid envelope for your convenience if you choose to use the enclosed proxy card.

         Please note: If you attend the Annual Meeting, you may still vote in person at the meeting even if you previously returned or voted a Proxy.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 8:00 a.m. Parking is available. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting other than those operated by Hypercom or its designees.

         Your vote is important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Douglas J. Reich Corporate Secretary

April 19, 2002
Phoenix, Arizona

ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote?
Who may attend the meeting?
What constitutes a quorum?
How do I vote?
What if I vote and then change my mind?
What are the Board’s recommendations?
What vote is required to approve each item?
Who will pay the cost of this proxy solicitation?
ELECTION OF DIRECTORS (PROPOSAL NO. 1)
Nominees standing for election are:
Who are the other continuing Directors?
How are non-employee Directors compensated?
How often did the Board meet during the year ended December 31, 2001?
What committees has the Board established?
Report of the Audit Committee
EXECUTIVE COMPENSATION
Summary Compensation Table
Options/SAR Grants in Last Calendar Year
Aggregated Option/SAR Exercises In Last Calendar Year and Calendar Year-End Option/SAR Values
Employment, Severance and Change of Control Agreements
Report of the Compensation Committee on Executive Compensation
STOCK PRICE PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
CERTAIN TRANSACTIONS AND RELATIONSHIPS
APPROVAL OF AN AMENDMENT TO HYPERCOM CORPORATION’S NONEMPLOYEE DIRECTORS’ STOCK OPTION PLAN (PROPOSAL NO. 2)
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS AND NOMINATIONS
OTHER MATTERS
Appendix I

ABOUT THE MEETING	1

What is the purpose of the annual meeting?	1

Who is entitled to vote?	1

Who may attend the meeting?	1

What constitutes a quorum?	1

How do I vote?	1

What if I vote and then change my mind?	2

What are the Board’s recommendations?	2

What vote is required to approve each item?	2

Who will pay the cost of this proxy solicitation?	2

ELECTION OF DIRECTORS (PROPOSAL NO. 1)	3

Nominees Standing for Election	3

Who are the other continuing Directors?	4

How are nonemployee Directors compensated?	5

How often did the Board meet during the year ended December 31, 2001?	5

What committees has the Board established?	5

Report of the Audit Committee	6

EXECUTIVE COMPENSATION	7

Summary Compensation Table	7

Options/SAR Grants in Last Calendar Year	8

Aggregated Option/SAR Exercises In Last Calendar Year and Calendar Year-End Option/SAR Values	8

Employment, Severance and Change of Control Agreements	9

Report of the Compensation Committee on Executive Compensation	9

STOCK PRICE PERFORMANCE GRAPH	12

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	13

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	13

CERTAIN TRANSACTIONS AND RELATIONSHIPS	14

APPROVAL OF AN AMENDMENT TO HYPERCOM CORPORATION’S NONEMPLOYEE DIRECTORS’ STOCK OPTION PLAN (PROPOSAL NO. 2)	16

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	18

STOCKHOLDER PROPOSALS AND NOMINATIONS	19

OTHER MATTERS	20

APPENDIX I	21

HYPERCOM CORPORATION
2851 West Kathleen Road
Phoenix, Arizona 85053

PROXY STATEMENT

         This Proxy Statement contains information related to the 2002 Annual Meeting of Stockholders. The annual meeting will be held on May 22, 2002 at 9:00 a.m. Phoenix time, at Hypercom Corporation Headquarters, 2851 W. Kathleen Road, Phoenix, AZ or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by Hypercom’s Board of Directors. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 24, 2002.

ABOUT THE MEETING

What is the purpose of the annual meeting?

         At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors and an amendment to our Nonemployee Director’s Stock Option Plan. In addition, our management will report on the activities of Hypercom during the fiscal year ended December 31, 2001 and respond to questions from stockholders.

Who is entitled to vote?

         Only stockholders of record at the close of business on the record date, April 10, 2002 are entitled to receive notice of the annual meeting and to vote the shares of common stock they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

         All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 8:00 a.m. The meeting begins at 9 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting other than those operated by Hypercom or its designees.

         Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting Hypercom to conduct its business at the annual meeting. As of the record date, 47,760,309 shares of common stock of Hypercom were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

         You can vote on matters to come before the meeting in two ways:

1.	You can attend the annual meeting and cast your vote in person; or

2.	You can vote by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendation of the Board of Directors.

What if I vote and then change my mind?

         You may revoke your proxy at any time before it is exercised by:

•	filing with Hypercom’s Corporate Secretary a notice of revocation; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

         Your last vote will be the vote that is counted.

What are the Board’s recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with a description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see page 3);

•	for the amendment to the Hypercom Corporation Nonemployee Directors’ Stock Option Plan (see page 16);

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

         Election of Directors. The three nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum. A “broker non-vote” (discussed below) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a Director.

         Amendment to Nonemployee Directors’ Stock Option Plan. For approval of the amendment to the Hypercom Corporation Nonemployee Directors’ Stock Option Plan (and any other item that may be properly brought before the meeting), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominees may elect not to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who will pay the cost of this proxy solicitation?

         The costs of soliciting proxies from stockholders will be borne by Hypercom. In addition to the solicitation of stockholders of record by mail, proxies may be solicited by telephone, facsimile, personal contact, and similar means by Directors, officers or employees of Hypercom, none of whom will be specifically compensated for such activities. Hypercom will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the common stock and to obtain proxies.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

For Term Expiring at 2004 Annual Meeting
Class I

         The Board of Directors of Hypercom Corporation presently consists of seven members. The Directors are divided into two classes, with each class serving for a two-year period.

         At the annual meeting, three Class I Directors will be elected. The three persons listed below are nominated for election as Directors. Nominees will be elected to serve until the 2004 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified or their resignation or removal, whichever first occurs.

         Each of the nominees has consented to serve a two-year term. If any of the nominees should become unavailable to serve as a Director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Nominees standing for election are:

Albert A. Irato, 63	Director since 1992

         Albert A. Irato was elected Vice Chairman of the Board of Directors effective November 1, 2000. From July 1, 1999 until October 31, 2000, Mr. Irato was Chairman of the Board of Directors. From October 1992 until June 30, 1999, Mr. Irato served as Hypercom’s Vice Chairman of the Board of Directors, Chief Executive Officer and President, and President and Chief Executive Officer of Hypercom U.S.A., Inc., a wholly-owned subsidiary of Hypercom responsible for point-of-sale operations in the U.S. and Canada. From 1985 until 1992, Mr. Irato served in various management capacities at American Express. Mr. Irato also served as Chairman of the Board of the Electronic Funds Transfer Association headquartered in Washington, D.C. Mr. Irato holds a B.S. from Spring Hill College and an advanced management degree from the Darden School of the University of Virginia.

George Wallner, 51	Director since 1978

         George Wallner was elected Chairman of the Board and Chief Strategist effective November 1, 2000. From July 1, 1999 until October 31, 2000, he served as Chief Executive Officer and President. Mr. Wallner also served as Chairman of the Board of Directors from 1978, when he founded Hypercom, until June 30, 1999 when he became President and Chief Executive Officer. Mr. Wallner also serves as Hypercom’s Chief Strategist. He received a degree in electrical and communications engineering from the Kando Kalmau Technical College of Budapest, Hungary. George Wallner is the brother of Paul Wallner, a significant stockholder and former director of Hypercom Corporation.

Jane Evans, 57	Director since 2000

         Jane Evans became a Director of Hypercom on July 18, 2000. Ms. Evans is a nationally recognized retailing, consumer marketing and telecommunications executive. She is CEO of Arizona-based Opnix, Inc., a high tech start-up focusing on optimized routing of internet traffic. From April 1995 to April 2001, she was president and CEO of Gamut Interactive (formerly SmartTV), the first electronic wallet for the mass market, which filed for bankruptcy in May 2001. Ms. Evans has held senior management positions with US West Communications, Interpacific Retail Group, Montgomery Securities, General Mills and Fingerhut. Ms. Evans is a member of the Board of Directors of Philip Morris Companies, Inc., Georgia-Pacific Corporation and KB Home Corporation, Petsmart Inc., and Main St. & Main. She has previously served as a director of The Equitable, Edison Bros. Stores, Inc., and the LPGA. Ms. Evans is a graduate of Vanderbilt University. She has also studied at the Fashion Institute of Technology and at L’Universite d’Aix-Marseille, Aix-en-Provence, France.

The Board of Directors unanimously recommends a vote FOR election of each of the Director nominees.

Who are the other continuing Directors?

         The following is a list of Class II Directors whose terms expire in 2003: Mr. Patton was appointed to the Board of Directors in January 1999; Mr. Keiper was appointed to the Board of Directors in April 2000; Mr. Alexander was appointed to the Board of Directors in November 2000; and Mr. Diethelm was appointed to the Board of Directors in August 2001.

Jock Patton, 56	Director since 1999

         Jock Patton, a private investor, joined Hypercom as a Director on January 19, 1999. From 1999 to 2001, he was CEO and a Director of Rainbow Multimedia Group, Inc., a producer of digital entertainment. From 1992 to 1997, Mr. Patton served as a director and the President of StockVal, Inc., a registered investment advisor providing securities analysis software and proprietary data to mutual funds, major money managers and brokerage firms worldwide. From 1972 to 1992, Mr. Patton was a Partner in the law firm of Streich Lang where he founded and headed the Corporate/Securities Practice Group. Mr. Patton currently serves on the Board of Directors of JDA Software Group, Inc. and is Lead Trustee of the funds composing the ING Funds family and the GCC Trust family of mutual funds with aggregate invested assets in excess of $25 billion. Mr. Patton is also a director of several privately held companies, including National Airlines, Inc., a Las Vegas-based airline. Mr. Patton holds both a B.A. Degree in Political Science and a law degree from the University of California at Berkeley.

William Keiper, 51	Director since 2000

         William C. Keiper has been a Director since April 12, 2000. From 1998 to 2002, Mr. Keiper has served as President of Martin Wolf Securities LLC, a mergers and acquisitions firm serving middle market IT services, consulting and e-commerce companies based in San Ramon, CA. From 1997 to 1998, Mr. Keiper served as Managing Director of Software Equity Group LLC, a software and Internet technology mergers, acquisitions and strategic consulting firm. Mr. Keiper was an officer and member of the Board of Directors of Artisoft, Inc., a publicly-held software company that develops and markets computer telephony and communications software from 1993 to 1997, serving as Chief Executive Officer from 1993 to 1997, and as Chairman of the Board from 1995 to 1997. From 1986 to 1993, Mr. Keiper held various executive positions with MicroAge, Inc., a publicly held distributor and integrator of information technology products and services, including President and Chief Operating Officer. Mr. Keiper currently serves on the Board of Directors of JDA Software Group, Inc., a publicly-held company that provides a broad range of software solutions for retailers. Mr. Keiper received a Bachelor of Science degree in Business (finance major) from Eastern Illinois University, a Juris Doctorate from Arizona State University and a Masters degree in International Management from the Thunderbird American Graduate School of International Management.

Christopher S. Alexander, 53	Director since 2000

         Christopher Alexander was named President and Chief Executive Officer of Hypercom Corporation, effective November 1, 2000. He joined Hypercom in 1993 as Chief Operating Officer of Hypercom International, a position he held for five years. In 1998, he was named Executive Vice President, Global Operations, Hypercom Corporation. In July 1999, he became President, Hypercom Transaction Systems Group where he was responsible for worldwide point-of-sale (POS) and multi-lane markets, and the Horizon Group, a national distributor of equipment that also provides a variety of other services and custom programs. In addition, Alexander has over 20 years of senior management experience in communications and data storage. He holds a BS degree in Industrial Management from Georgia Institute of Technology and an MBA from Georgia State University.

Daniel Diethelm, 39	Director since 2001

         Daniel Diethelm has served as a director of Hypercom since August 13, 2001. Since 1998, Mr. Diethelm has served as Co-Manager and Managing Director of Sudan Funding, LLC, which acts as a manager, investor and consultant primarily in turnaround situations. Mr. Diethelm has served on the board of directors of Western International University since June 2001. From January 2000 to January 2001, Mr. Diethelm was the President and Chief Executive Officer of Aeropower Resources, Inc., a Rolls-Royce model 250 gas turbine Authorized Maintenance Center and FAA repair station. From 1991 to 2000, Mr. Diethelm served as Chief Executive Officer of Sebec Corporation, a management, investment and consulting firm. Mr. Diethelm also served as Chief Operating Officer and Senior Analyst at Gould Research, Inc., an investment management software and database development company, from 1984 to 1991, and as a member of the Gould Research, Inc. board of directors from 1986 to 1991. Mr. Diethelm has been a chartered financial analyst since 1986 and his education includes a Bachelors of Science in Business Administration from the University of Arizona.

How are non-employee Directors compensated?

Quarterly Fee: Effective January 1, 2002, each non-employee Director receives a $5,000 retainer fee each quarter for services as Director, including attending one Board meeting and one committee meeting per quarter, and $1,250 for each additional Board meeting attended in person or by telephone during each quarter. Effective January 1, 2002, each non-employee Director receives $500 for attending a committee meeting not held on the same day as a Board meeting. No separate compensation is paid for attending committee meetings on the same day as a Board meeting. In addition to the foregoing, Jock Patton receives $25,000 per year for his services to us as Lead Director and in July 2001 was awarded a $50,000 bonus and an option to purchase 100,000 shares at the exercise price of $5.55 per share for his service to us, including his assistance in negotiating with our previous lenders and in advising management regarding our recent equity transactions and new lending arrangements.

Options: Under our Nonemployee Directors’ Stock Option Plan, each newly elected nonemployee Director receives an option to purchase 6,250 shares of common stock. Thereafter, each nonemployee Director also receives an option to purchase 6,250 shares of common stock each year. These options vest and become exercisable one year after date of grant, permitting the holder to purchase shares at their fair market value on the date of grant. On February 1, 2001, options to purchase 6,250 shares at the exercise price of $5.96 per share were granted to each nonemployee director. On August 13, 2001, Daniel Diethelm was granted an option to purchase 6,250 shares at the exercise price of $5.00 per share. Unless earlier terminated, forfeited or surrendered pursuant to the Plan, each option granted will expire on the tenth anniversary date of the grant.

Expenses: Each non-employee Director is also reimbursed for reasonable travel expenses incurred in connection with attendance at each Board and Board committee meeting.

How often did the Board meet during the year ended December 31, 2001?

         The Board of Directors met seven times and acted by written consent nine times during the period ending December 31, 2001. The Compensation Committee met four times and the Audit Committee met four times. Each board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served.

What committees has the Board established?

         The Board of Directors has standing Compensation and Audit Committees. Hypercom does not maintain a standing nominating committee or other committee performing similar functions. The function of nominating Directors is carried out by the entire Board of Directors. Hypercom’s Bylaws, however, provide a procedure for you to recommend candidates for Director at an annual meeting. For more information, see “Stockholder Proposals and Nominations.”

Name	Compensation Committee	Audit Committee

Jane Evans	X	X

Will Keiper	X	X

Jock Patton	X	X

Daniel Diethelm	X	X

Compensation Committee	4 meetings in year ended December 31, 2001

The Compensation Committee:

•	is composed of four independent directors;

•	reviews and recommends compensation of executive officers;

•	administers Hypercom’s 1997 Long-Term Incentive Plan; and

•	administers Hypercom’s 2000 Broad-Based Plan.

Audit Committee	4 meetings in year ended December 31, 2001

The Audit Committee:

•	is composed of four independent directors;

•	makes recommendations regarding the selection of independent auditors;

•	oversees the audit and non-audit activities of both independent accountants and Hypercom’s internal audit staff;

•	meets separately and privately with the independent auditors to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations have been received;

•	receives and accepts the report of independent auditors;

•	reviews certain proposals for major transactions; and

•	has a written charter.

Report of the Audit Committee

         The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Hypercom filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated into this Report.

         The Audit Committee of the Board of Directors has furnished the following report on Hypercom’s audit procedures and its relationship with its independent auditors for the year ended December 31, 2001.

         The role of Hypercom’s Audit Committee, which is composed of four independent non-employee directors, is one of oversight of Hypercom’s management and outside auditors in regard to Hypercom’s financial reporting and its controls with respect to accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with Hypercom’s management and independent auditors.

         The Audit Committee has (i) reviewed and discussed Hypercom’s audited financial statements for the fiscal year ended December 31, 2001 with Hypercom’s management; (ii) discussed with Hypercom’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards AU sec. 380), including information about the quality of the Company’s financial reporting; (iii) received the written disclosures and the letter from Hypercom’s independent auditors required by Independence Standards Board No. 1 (Independent Discussions with Audit Committees), including information about the auditor’s independence; and (iv) has discussed with Hypercom’s independent auditors their independence.

         Based on the review and discussions with management and Hypercom’s independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Hypercom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE William Keiper, Chairman Jock Patton, Lead Director Jane Evans Daniel Diethelm

EXECUTIVE COMPENSATION

         This section contains charts that show the amount of compensation earned by our Chief Executive Officer and by our other most highly paid executive officers. It also contains the report of the Compensation Committee explaining the compensation philosophy for our most highly paid officers.

Summary Compensation Table

         The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to Hypercom during the years ended December 31, 2001 and 2000, the transition period from July 1, 1999 to December 31, 1999, and the fiscal year ended June 30, 1999, of those persons who were, at December 31, 2001, (i) our Chief Executive Officer and (ii) our other most highly compensated executive officers (collectively, the “Named Executive Officers”).

					Long-Term
					Compensation
		Annual Compensation			Awards

						Securities
				Other Annual	Restricted	Underlying	All Other
Name and		Salary	Bonus	Compensation	Stock Awards	Options/	Compensation
Principal Position	Year*	($)	($)	($)	($)	SARs#	($)

George Wallner	2001	$472,000	—	$2,903	—	—	—

Chairman of the Board	2000	$483,846	—	—	—	—	—

of Directors and Chief Strategist(1)	C1999	$500,000	—	$8,087	—	—	—

	T1999	$250,000	—	—	—	—	—

	1999	$500,000	—	—	—	—	—

Christopher Alexander	2001	$250,000 (3)	—	$36,066	—	600,000

President and Chief	2000	$250,000	$103,753	—	—	14,000	—

Executive Officer(2)	C1999	$211,636	—	$14,981	—	235,000 (4)	—

	T1999	$107,692	—	—	—	—	—

	1999	$168,462	—	$8,202	—	60,000	—

Jairo Gonzalez, Jr.	2001	$300,000	—	$51,894	—	600,000

President, Hypercom	2000	$300,000	$104,271	—	—	—	—

Transaction Systems Group(5)	C1999	$280,866	$8,015	$12,460	—	50,000	—

	T1999	$143,365	—	—	—	—	—

	1999	$271,077	—	—	—	—	—

Jonathon Killmer	2001	$300,000	—	$18,891	$153,865	310,000

Chief Financial Officer and	2000	$296,925	$50,000	$66,291 (7)	—	10,000	—

Chief Operating Officer(6)	C1999	$235,577	—	$79,671 (7)	—	350,000	—

	T1999	$125,000	—	—	—	—	—

*	In 1999, Hypercom changed its fiscal year end to December 31 from June 30, effective December 31, 1999. Accordingly C1999 denotes Calendar Year 1999. T1999 denotes the six-month transition period from July 1, 1999 to December 31, 1999. 1999 denotes the fiscal year beginning July 1, 1998 and ending June 30, 1999.

(1)	Effective November 1, 2000, Mr. Wallner was elected Chairman of the Board and Chief Strategist and resigned his position as Chief Executive Officer and President.

(2)	Effective November 1, 2000, Mr. Alexander was elected President and Chief Executive Officer and resigned his position as President, Hypercom Transaction Systems Group. He was also elected to the Board of Directors. Mr. Alexander’s salary was increased to $310,000 effective with his appointment as President and CEO, Hypercom Corporation.

(3)	Does not include $60,000 of deferred salary.

(4)	Includes 60,000 options issued in the later part of Fiscal Year 1999.

(5)	Effective November 1, 2000, Mr. Gonzalez was elected President, Hypercom Transaction Systems Group and resigned his position as Senior Executive Officer.

(6)	Effective November 1, 2000, Mr. Killmer was elected Chief Operating Officer. Mr. Killmer joined Hypercom on January 18, 1999 as Senior Vice President and Chief Financial Officer. In July 1999, he became Executive Vice President and also Chief Administrative Officer.

(7)	This reflects relocation expense compensation in both 1999 and 2000.

Options/SAR Grants in Last Calendar Year

         The following table sets forth information concerning grants of stock options to the Named Executive Officers during the twelve-month period ending December 31, 2001.

					Potential Realizable Value
					at Assumed
					Annual Rates of Stock
	Individual Grants				Appreciation Option Term

		Percent of Total
	Number of	Options Granted
	Securities	to Employees in	Exercise or
	Underlying Options	12 month period	Base Price	Expiration
Name	Granted	ending 12/31/01	($/Sh)	Date	5%($)	10%($)

George Wallner	—	—	—	—	—	—

Christopher Alexander(1)	600,000	10.6%	$3.50	2/14/11	$1,320,679	$3,346,859

Jairo Gonzalez(2)	300,000	5.3%	$3.50	2/14/11	$660,339	$1,673,430

Jonathon Killmer(3)	300,000	5.5%	$3.50	2/14/11	$690,495	$1,742,179

(1)	Mr. Alexander’s options vest over a four (4) year period unless certain goals established for Mr. Alexander were achieved during the twelve months beginning January 1, 2001, in which case the vesting period for a specified amount of the options would accelerate and become exercisable. In accordance with these provisions, 30,000 of such options will vest as of June 30, 2002. All options to officers have a change of control clause, which provides that they would accelerate and become fully exercisable in such an event.

(2)	Mr. Gonzalez’s options vest over a four (4) year period unless certain goals established for Mr. Gonzalez are achieved before that date, in which case the vesting period for the options would accelerate and become exercisable. In accordance with these provisions, 60,000 of such options vested on May 31, 2001, 15,000 of such options vested on February 14, 2002 and 225,000 of such options will vest as of June 30, 2002. All options to officers have a change of control clause, which provides that they would accelerate and become fully exercisable in such an event.

(3)	Mr. Killmer’s options vest over a four (4) year period unless certain goals established for Mr. Killmer were achieved during the twelve months beginning January 1, 2001, in which case the vesting period for a specified amount of the options would accelerate and immediately vest and become exercisable. In accordance with these provisions, 75,000 of such options will vest on June 30, 2002. All options to officers have a change of control clause, which provides that they would accelerate and become fully exercisable in such an event.

Aggregated Option/SAR Exercises In Last Calendar Year
and Calendar Year-End Option/SAR Values

         The following table sets forth information concerning the value of each Named Executive Officer’s unexercised options at December 31, 2001.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options/SARs at		In-The-Money Options/
	On	Value	Fiscal Year-End		SARs at Fiscal Year-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

George Wallner	—	—	—	—	—	—

Christopher Alexander	—	—	138,667	785,333	$82,500	$2,400,000

Jairo Gonzalez	—	—	1,037,500	387,500	$1,304,250	$1,078,250

Jonathon Killmer	—	—	198,334	461,666	—	$1,200,000

(1)	Options are considered “in the money,” if the fair market value of the underlying securities exceeds the exercise price of the options. At December 31, 2001, the closing sale price of our common stock was $7.50.

Employment, Severance and Change of Control Agreements

         Albert A. Irato. We employ Albert A. Irato under an agreement which expires on December 31, 2002. In addition to information found elsewhere in this proxy statement, this agreement provides for:

•	a monthly salary of $500; and

•	participation in our benefit plans and certain other fringe benefits.

         Other Executive Officers. We intend to review the desirability of entering into employment agreements with other executive officers or key employees from time to time in the future.

Report of the Compensation Committee on Executive Compensation

         The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Hypercom filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated into this Report.

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for the twelve month period ended December 31, 2001.

What is Hypercom’s philosophy of executive officer compensation?

         Hypercom’s compensation program for executive officers consists of three key elements:

•	a base salary,

•	a performance-based annual bonus, and

•	long-term incentives in the form of stock or option grants.

         The three-part approach enables Hypercom to meet the requirements of the competitive environment in which Hypercom operates, while ensuring executive officers are compensated in a way that advances both the short- and long-term interests of the stockholders. Under this approach, compensation for these officers is ultimately based upon:

•	the Committee’s assessment of the executive officers’ performance,

•	the continuing demand for superior executive talent,

•	Hypercom’s overall performance, and

•	Hypercom’s future objectives and challenges.

         The Board believes this mix of short- and long-term compensation components provides a balanced approach that enables Hypercom to attract and retain experienced executives, rewards executives for their individual and collective contribution to Hypercom’s profitability, and ensures the incentives of Hypercom’s executives are aligned with the best interests of its stockholders. The Board’s decisions concerning the specific compensation elements for individual executive officers, including the Chief Executive Officer, are made within this broad framework and in light of each executive officer’s level of responsibility, performance, current salary and prior-year bonuses and other compensation awards.

How are salary and bonus determined?

         Hypercom’s philosophy is to pay base salaries to executives that reward these executives for ongoing performance throughout the year, enabling Hypercom to attract, motivate and retain highly qualified executives. The Board typically establishes each executive’s base salary at a level designed to reflect that executive’s position and responsibility within Hypercom, to attract and retain highly qualified executives and to be competitive with similarly situated executives at companies of similar size and revenue levels. The Board also takes into account, among other things, the individual executive’s experience and performance during the past year. During the twelve-month period ended December 31, 2001, no cash bonuses were paid to Hypercom executives.

What about equity-based compensation?

         Another form of performance incentive is stock or option grants, which give executives an opportunity to obtain equity in Hypercom. Stock-based awards result in rewards to executives if Hypercom’s stock price appreciates and provide an incentive for outstanding performance in the long term. Hypercom has adopted two stock-based plans, the Hypercom Corporation Long-Term Incentive Plan and the 2000 Broad-Based Plan to provide employees selected by the Board an opportunity to obtain an equity stake in Hypercom. Stock options are primarily designed to provide employees with strong incentives for superior long-term performance. Exercisability of options is conditioned upon the employee’s continued employment by Hypercom for periods of time specified by the Board when these options are granted and in some cases, vesting is tied to personal or company performance. Unexercised options are forfeited if the employee leaves Hypercom prior to the time such options vest, or if vested upon termination, if the employee fails to exercise them prior to the end of a stated period following termination. In making option awards, the Board reviews the level of awards granted to executives at other comparable companies, the awards granted to Hypercom employees and the individual employee’s specific position at Hypercom and role in helping Hypercom to achieve its goals. Information on awards to executives is set forth in the tables above.

Do executives receive any other benefits?

         Certain executives also participate in various other benefit plans, including medical plans and a 401(k) plan, which are generally available to all employees of Hypercom, including the Company Employee Stock Purchase Plan.

How is Hypercom’s Chief Executive Officer compensated?

         Christopher Alexander, Hypercom’s President and Chief Executive Officer received a total salary, of $250,000 during the year ended December 31, 2001, and did not receive any bonus. An additional $60,000 of salary was deferred. The Committee considered the same factors used for other executive officers outlined above in determining Mr. Alexander’s compensation.

         George Wallner, Hypercom’s Chairman of the Board and Chief Strategist, received a base salary of $472,000 during the year ended December 31, 2001, and did not receive any bonus. The Committee considered the same factors used for other executive officers outlined above in determining Mr. Wallner’s base salary.

How is Hypercom addressing Internal Revenue Code limits on deductibility of compensation?

         Section 162(m) of the Internal Revenue Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly held corporation for compensation paid to any “covered employee” in any taxable year beginning after December 31, 1993. The term “covered employee” for this purpose is defined generally as the chief executive officer and the four other highest-paid employees of the corporation. In 2001, Hypercom did not pay compensation to any executive that was subject to Section 162(m).

Jock Patton, Chairman and Lead Director Jane Evans William Keiper Daniel Diethelm

As Members of the Compensation Committee

STOCK PRICE PERFORMANCE GRAPH

         The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) our common stock, (ii) the Nasdaq Stock Index, and (iii) a selected peer group index, from November 13, 1997 (the date of our initial public offering) through December 31, 2001 (the end of our fiscal year). The peer group was selected on an industry basis and includes:

• National Data Corporation	• CyberCash, Inc.	• Checkfree Holding Corporation

• First Data Corporation	• Concord EFS	• Nova Corporation

• IVI Checkmate Corp.	• Transaction System Architects, Inc.	• NCR Corp.

• MICROS Systems, Inc.	• Total Systems Services Inc.

         The graph assumes that $100 was invested on November 13, 1997, the date of our initial public offering, in our common stock and in each of the comparison indices, and assumes all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Hypercom officers and Directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish Hypercom with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished, or written representations that no Forms 5 were required, Hypercom believes that during our preceding twelve-month period ending December 31, 2001, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth, as of March 31, 2002 the number and percentage of outstanding shares of common stock beneficially owned by each person known to beneficially own more than 5% of such stock, by each Director and Named Executive Officer of Hypercom and by all Directors and executive officers of Hypercom as a group.

	Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner(1)	Owned	Owned

George Wallner(2)	11,510,100	24.1%

Paul Wallner(3)	9,800,000	20.5%

Albert A. Irato(4)	1,014,875	2.1%

Christopher Alexander(5)	316,334	*

Jairo Gonzalez(6)	1,160,000	2.4%

Jonathon Killmer(7)	330,864	*

Jock Patton(8)	69,334	*

William Keiper(9)	12,500	*

Jane Evans(10)	12,500	*

Daniel Diethelm(11)	481,174	1.0%

Michelle Investments LLC(12)	3,475,248	7.1%

Pequot Capital Management, Inc.(13)	3,993,700	8.4%

All directors and executive officers as a group (9 persons)(14)	14,907,681	29.4%

*	Represents less than 1% of our outstanding common stock.

(1)	This information regarding beneficial ownership of our common stock by certain beneficial owners and management of Hypercom is as of March 31, 2002. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through exercise of any option, warrant, or right. Shares of common stock subject to options, warrants, or rights currently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 47,760,309 shares of common stock outstanding as of March 31, 2002. The persons named in the table, to our knowledge, have sole voting and sole dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder. Unless otherwise noted, the address of each of the listed stockholders is 2851 West Kathleen Road, Phoenix, Arizona 85053.

(2)	11,510,100 shares of Hypercom Corporation Common Stock are held of record by Exoterium Partnership, a South Dakota partnership. George Wallner is the individual beneficial owner of 99% of Exoterium Partnership. The remaining 1% is beneficially owned by a limited liability company, of which George Wallner is the sole member.

(3)	Paul Wallner, whose address is P.O. Box 32277, Phoenix, Arizona 85064, is the brother of George Wallner. Paul Wallner was a Director of Hypercom and President of Hypercom Network Systems prior to December 1999.

(4)	Includes options to purchase 1,008,875 shares of our common stock. Does not include 141,625 shares of common stock subject to options exercisable by the Capucine Irrevocable trust, established for the benefit of Mr. Irato’s daughter.

(5)	Includes options to purchase 305,334 shares of our common stock.

(6)	Includes options to purchase 1,160,000 shares of our common stock.

(7)	Includes options to purchase 289,167 shares of our common stock.

(8)	Includes options to purchase 58,334 shares of our common stock.

(9)	Includes options to purchase 12,500 shares of our common stock.

(10)	Includes options to purchase 12,500 shares of our common stock.

(11)	Includes warrants to purchase 97,500 shares of our common stock.

(12)	Michelle Investments LLC, is located at 500 Skokie Blvd., Suite 380, Northbrook, IL 60062, and is reportedly controlled by Sam Buchbinder of the same address. Includes a warrant to purchase 1,000,000 shares of our common stock.

(13)	Includes 1,993,700 shares beneficially owned by Pequot Capital Management, Inc., 711,800 shares held of record by Pequot Partners Fund, L.P., 398,000 shares held of record by Pequot Endowment Fund, L.P. and 890,200 shares held of record by Pequot International Fund, Inc., each of which are managed by Pequot Capital Management, Inc. Pequot Capital Management, Inc. holds voting and dispositive power for all shares held of record by Pequot Partners Fund, L.P., Pequot Endowment Fund, L.P. and Pequot International Fund, Inc. The address of Pequot Capital Management, Inc., is 500 Nyala Farm Road, Westport, CT 06880.

(14)	Includes options to purchase 2,925,710 shares of our common stock.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Since the closing of the initial public offering in November 1997, all transactions between Hypercom and its affiliated entities, executive officers, Directors or significant stockholders are approved by a majority of the independent Directors of Hypercom. Hypercom believes these transactions, except the non-interest bearing loans described below, are on terms no less favorable to Hypercom than Hypercom could obtain from non-affiliated parties.

In fiscal 1997, Hypercom made non-interest bearing loans to George Wallner, our Chairman of the Board and Chief Strategist (effective November 1, 2000), and to Paul Wallner, formerly the President of Hypercom Network Systems, a significant stockholder, and George Wallner’s brother, each in the principal amount of US $749,000. As of December 31, 2001, George Wallner’s and Paul Wallner’s net amount outstanding to Hypercom was US $749,000 and US $749,000, respectively. The loans are due in full in March 2004.

In December 2000, we received $1.5 million in cash in exchange for a note payable to George Wallner. The note, which bore interest at 12% annually, had an original maturity date of February 1, 2001. In March 2001, Mr. Wallner provided us with an additional $1 million in cash in exchange for a second note payable to him. The second note, which also bore interest at 12% annually, was due upon thirty days notice. In June 2001, Mr. Wallner provided us with a further $600,000 in cash in exchange for a third note payable to him. This third note, which also bore interest at 12% annually, had an original maturity date of September 15, 2001. In connection with this third note, Mr. Wallner permitted us to amend and restate the first two promissory notes to provide for the extension of their respective maturity dates to September 15, 2001. Mr. Wallner pledged each of these notes to the members of the investor group to whom we issued convertible promissory notes in June 2001 to secure our payment obligations under the convertible promissory notes. In August 2001, at the request of the lenders under our principal credit facility, these notes were consolidated into a single note with a principal amount of $3.1 million and a maturity date of January 31, 2003. Under the terms of our principal credit facility, Mr. Wallner’s note was subordinated to all of our other indebtedness and we were not permitted to pay interest on Mr. Wallner’s note until the principal credit facility was paid off. In March 2002, we paid off Mr. Wallner’s note using a portion of the proceeds of a private offering of our common stock.

In June 2001, we borrowed $500,000 from Daniel Diethelm pursuant to a convertible promissory note bearing interest at 7.5% and due on September 5, 2001. In July 2001, Mr. Diethelm converted this note into 160,048 shares of our common stock. In connection with the loan, we granted to Mr. Diethelm a Series B Warrant to purchase 97,500 shares of our common stock at the purchase price of $3.16 per share, exercisable through June 4, 2003. In July 2001, Mr. Diethelm purchased 209,426 shares of our common stock at $4.2975 per share pursuant to a Stock Purchase Agreement. Mr. Diethelm was appointed to our Board of Directors in August 2001.

In June 2001, we borrowed $15 million from Michelle Investments LLC. The manager and sole member of Michelle Investments owns approximately 2.6% of the outstanding shares of one of our significant customers. In connection with the loan, we granted to Michelle Investments a Series A Warrant to purchase 1.0 million shares of our common stock. In August 2001, Michelle Investments purchased 2,475,248 shares of our common stock at a price of $3.03 per share pursuant to a Stock Purchase Agreement. Michelle Investments paid for the stock through a $7.5 million reduction of its loan to us. Concurrently with the issuance of these shares to Michelle Investments in August 2001, we repaid the remaining balance of the loan out of funds available under our principal credit facility.

APPROVAL OF AN AMENDMENT TO HYPERCOM CORPORATION’S
NONEMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(PROPOSAL NO. 2)

The Board of Directors has approved an amendment to the Hypercom Corporation Nonemployee Director’s Stock Option Plan, subject to approval by Hypercom stockholders. We have summarized the key provisions of the Plan here. Because it is a summary, it may not contain all the information that is important to you. You should read the full text of the Plan, as amended, which is attached as Appendix I.

What is the Amendment to the Plan?

The amendment to the Plan, which the Board has adopted and for which we are seeking stockholder approval, will increase the number of shares of Common Stock that may be issued under the Plan from 93,750 to 175,000.

Why is the Amendment to the Plan Necessary?

The increase in the number of shares of stock available under the Plan is necessary to ensure that Hypercom has the flexibility to meet its foreseeable future needs for stock options to be granted under the Plan. The Board continues to believe that stock-based compensation programs are a key element in achieving Hypercom’s continued financial and operational success. Hypercom’s Nonemployee Directors’ Stock Option Plan has been designed to align the interests of nonemployee directors with stockholders, and to incentivize superior performance.

How Many Shares Are Subject to the Plan?

The total number of shares of Common Stock currently reserved and available for issuance upon exercise of options granted under the Plan is 93,750. The Board of Directors is asking stockholders to approve an increase in the number of shares of Common Stock that may be issued under the Plan to 175,000.

What is the Purpose of the Plan?

The purpose of the Hypercom Corporation Nonemployee Directors’ Stock Option Plan is to promote the success and enhance the value of Hypercom Corporation and its subsidiaries by linking the interests of its nonemployee directors to those of Hypercom stockholders. By providing an incentive for outstanding performance, Hypercom is better able to motivate, attract, and retain the services of nonemployee directors upon whose judgment, interest and special effort of the successful conduct of the Company’s operation is largely dependent.

What is the Effective Date of the Plan?

The Plan became effective as of September 8, 1997.

Who Administers This Plan?

The Plan is administered by a committee that is appointed by, and serves at the discretion of, the Board. The Committee has full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan’s provisions. However, the Committee does not have the power to determine Plan eligibility, or to determine the number, the price, the vesting period, or the timing of grants to be made under the Plan to any Participant or take any action that would result in the Plan not being treated as a “formula plan” within the meaning of Rule 16b-3 or any successor provision, promulgated pursuant to the Securities Exchange Act of 1934, amended.

Options granted under the Plan may be subject to restrictions imposed by securities laws and regulations.

Who Pays to Administer the Plan?

Hypercom Corporation pays the cost of administering the Plan.

What is the Nature of the Stock Distributed?

The Common Stock issuable upon exercise of options may consist, in whole or in part, of authorized and unissued Common Stock, Treasury Stock or Common Stock purchased by Hypercom on the open market.

What are the Eligibility Requirements for Awards?

Awards may be granted only to nonemployee directors of the Company (“Participants”).

What are the Types of Awards That Can Be Granted and Conditions of Those Grants?

There are three types of automatic Nonqualified Stock Options (“NQSO”) grants under the Plan. An NQSO is any stock option that does not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Internal Revenue Code (“Code”). Under the initial public offering grant provisions, an option to purchase 6,250 shares of Common Stock exercisable at the public offering price was granted to each Participant who was or became a member of the Board of Directors immediately following the Company’s initial public offering of Common Stock in 1997. The second type of grant is an annual grant under which each individual who is a nonemployee director on the third business day after the Company’s annual fiscal year end earnings release beginning with fiscal year 1998 and through and including fiscal year 2007, will be granted an option to purchase 6,250 shares of Common Stock, exercisable at the fair market value of such Common Stock for such date. The third type of automatic grant under the Plan is the initial election grant, under which each individual who first becomes a nonemployee director after the date of the initial public offering grant is granted an option to purchase 6,250 shares of Common Stock as of the date the individual first becomes a nonemployee director, exercisable at the fair market value of such Common Stock for such date.

Except as noted below, during the lifetime of a person to whom an award is granted, only that person, or that person’s legal representative, may exercise an option.

The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased or in a combination of cash and stock. The Committee may allow Participants to simultaneously exercise options and sell the stock purchased upon such exercise and use the sale proceeds to pay the purchase price. The Board or its Committee determine how the shares of stock will be delivered to the Participants.

No Award gives the Participant the rights of a stockholder until the shares of stock are, in fact, issued in connection with the Award. Hypercom has the authority to deduct or withhold or require a Participant to remit to Hypercom funds to satisfy federal, state and local taxes, FICA obligations and other withholding obligations (if outside the U.S.). Subject to Committee approval, Participants may satisfy the withholding requirement by having Hypercom withhold shares of Stock having a fair market value on the date of withholding equal to the amount to be withheld for tax purposes.

What Are the Tax Consequences of Awards Under the Plan?

No taxable income will be realized by an optionee upon the grant of a NQSO, nor is Hypercom entitled to a tax deduction by reason of such grant. Upon the exercise of a NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price and Hypercom will be entitled to a corresponding tax deduction.

Upon a subsequent sale or other disposition of Common Stock acquired through exercise of a NQSO, the optionee will realize capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to Hypercom.

The amount included as ordinary income in the optionee’s income becomes the optionee’s tax basis for determining gains or losses on the subsequent sale of the Common Stock.

What Are the Provisions Applicable to Awards?

An option will become exercisable for the underlying shares of Common Stock on the first anniversary of the date of grants; provided that the nonemployee director remains in the service of the Company. A Participant may exercise an exercisable Award, in whole or part, at any time before the Award terminates. The maximum term of an Award is ten years from the date the Award was granted, subject to earlier termination in the event or termination of service, death, or retirement, as specified in the Agreement granting the Award.

To exercise an Award, the Participant must provide the Company with written notice of the exercise and pay the exercise price for the number of shares he wishes to purchase. The notice must specify the number of shares to be purchased under the Award. The Participant will be required to satisfy any applicable income tax withholding requirements at that time. The Participant may pay the exercise price by cash or check, or by remitting shares of Common Stock that he already owns (provided that such shares meet certain holding period requirements).

A Participant may not pledge, transfer, assign or encumber an Award in any way other than by a will or the laws of descent and distribution.

What are the Provisions for Termination of Employment, Forfeitures?

If a Participant dies or becomes disabled, options that were not previously exercisable will immediately be forfeited and options that were exercisable at the date of death or disability will remain exercisable for one year thereafter. If a Participant’s service on the Board of Directors terminates for any reason other than death or disability, then any option that has not expired shall remain exercisable for 90 days after termination of the Participant’s service on the Board of Directors if it would have been exercisable prior to the Participant’s termination of service.

What happens upon a change of control of the Company?

The term “Change of Control” is defined in the Plan. Upon a Change of Control of the Company, every outstanding NQSO will become fully vested exercisable.

What happens if there is a stock split, stock dividend, or other change affecting the Company’s Common Stock?

In the event of a stock dividend, the shares of Common Stock then subject to outstanding NQSO’s (and the number of shares reserved for issuance under the Plan) will be increased or decreased proportionately without any change in the aggregate purchase price of the shares then subject to each NQSO. In the event the Common Stock shall be changed into or exchanged for a different number or class of shares of Common Stock or stock of another corporation, whether through reorganization, recapitalization, stock split-up, or combination of shares, each share of Common Stock then subject to outstanding Awards (and the number of shares reserved for issuance under the Plan) shall have substituted for it the number and class of shares into which each outstanding share of Common Stock shall be so exchanged, all without any change in the aggregate purchase price of the shares then subject to each Award.

Can the Plan Be Amended, Modified and Terminated?

The Committee may, at any time and from time to time, terminate, amend or modify the Plan. However, shareholder approval is required to:

(a)	Materially increase the total number of shares that may be issued under the Plan, except in the case of the change in capital structure;

(b)	Materially modify the eligibility requirements for participation in the Plan; or

(c)	Materially increase the benefits accruing to Participants under the Plan.

No termination, amendment, or modification of the Plan shall adversely affect in any material way any NQSO previously granted under the Plan, without written consent of the Participant.

The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Hypercom Nonemployee Directors’ Stock Option Plan.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of its Audit Committee, selected Ernst & Young LLP as Hypercom’s independent auditors for the fiscal year ended December 31, 2001. Representatives of Ernst & Young are expected to be present at the annual meeting, will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

Audit Fees

         The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended December 31, 2001 were $732,000.

Financial Information Systems Design and Implementation Fees

         We did not engage Ernst & Young LLP to provide any separate information technology services during the fiscal year ended December 31, 2001.

All Other Fees

         All other fees were $490,000, including audit related services of $468,000, and non-audit services of $22,000. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and SEC registration statements.

STOCKHOLDER PROPOSALS AND NOMINATIONS

         Stockholder Proposals for the 2003 Proxy Statement. Any stockholder satisfying the Securities and Exchange Commission (“SEC”) requirements and wishing to submit a proposal to be included in our proxy statement for the 2003 Annual Meeting of Stockholders should submit the proposal in writing to our Corporate Secretary, 2851 West Kathleen Road, Phoenix, Arizona 85053. Generally, such notice would have to be received by January 22, 2003 in order to be considered for inclusion in the proxy statement.

         Director Nominees or Other Business for Presentation at the 2003 Annual Meeting. Under our Bylaws, if you wish to nominate Directors or bring other business before the stockholders at the 2003 Annual Meeting of Stockholders:

•	You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates.

•	You must notify our Corporate Secretary in writing no later than January 22, 2003, which is 120 days prior to the anniversary date of our 2002 Annual Meeting of Stockholders.

•	Your notice must contain the following specific information required by our Bylaws:

—	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, or in the case of Director nominees, all arrangements or understanding between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder;

—	the name and record address of such stockholder and, in the case of Director nominees, the name and address of such nominees;

—	the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder and, in the case of Director nominees, by such nominees;

—	a description of all arrangements or understandings between such stockholder and other persons or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, or in the case of Director nominees, all information required by the SEC’s rules and regulations and our Bylaws and, the consent of each nominee to serve as a Director if so elected; and

—	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         A nomination or other proposal will be disregarded if it does not comply with the above procedures and any additional requirements set forth in our Bylaws. Please note these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC’s requirements to have your proposal included in our proxy statement.

OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

HYPERCOM CORPORATION

Douglas J. Reich Corporate Secretary

April 19, 2002

Appendix I

Hypercom Corporation
Nonemployee Directors’ Stock Option Plan

ARTICLE 1 ESTABLISHMENT, PURPOSE, AND DURATION

1.1. ESTABLISHMENT OF THE PLAN. Hypercom Corporation, a Delaware corporation, hereby establishes the Hypercom Corporation Nonemployee Directors’ Stock Option Plan (the “Plan”) for the benefit of its Nonemployee Directors. The Plan sets forth the terms of grants of Nonqualified Stock Options to Nonemployee Directors. All such grants are subject to the terms and provisions set forth in this Plan.

1.2. PURPOSE OF THE PLAN. The purpose of the Plan is to encourage ownership in the Company by Nonemployee Directors, to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Nonemployee Directors of the Company, and to provide Nonemployee Directors with a further incentive to work for the best interests of the Company and its stockholders.

1.3. EFFECTIVE DATE. The Plan is effective as of the date approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Delaware General Corporation Law and the Company’s By-Laws and Certificate of Incorporation.

1.4. DURATION OF THE PLAN. The Plan shall remain in effect until such time as the Plan is terminated by the Board of Nonemployee Directors pursuant to Article 7 or Section 8.4.

ARTICLE 2 DEFINITIONS AND CONSTRUCTION

2.1. DEFINITIONS. For purposes of the Plan, the following terms will have the meanings set forth below:

(a) “Award” means a grant of Nonqualified Stock Options under the Plan.

(b) “Board” or “Board of Directors” means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer this Plan.

(c) “Change of Control” means and includes each of the following:

(1) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have at least 80% ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger;

(2) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 40% of the assets or earning power of the Company and its subsidiaries (taken as a whole), other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

(3) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company;

(4) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than any current stockholder of the Company or affiliate thereof or any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 51% or more of the Company’s outstanding Stock; or

(5) during any period of two consecutive years, individuals who at the beginning of such period constituted a majority of the Board shall fail to constitute a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Nonemployee Director was approved by a vote of at least two-thirds of the Nonemployee Directors then still in office who were Nonemployee Directors at the beginning of the period.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the committee appointed by the Board to administer the Plan.

(f) “Company” means Hypercom Corporation, a Delaware corporation, or any successor as provided in Section 8.3.

(g) “Disability” means any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor provision.

(i) “Fair Market Value” means with respect to Stock, the fair market value of such Stock as determined by the Board in its discretion, under one of the following methods: (i) the last reported sales price or closing price for the Stock as reported on any national securities exchange on which the Stock is then listed (which shall include the Nasdaq National Market) for that date or, if no prices are so reported for that date, such prices on the next preceding date for which such prices were reported; or (ii) the price as determined by such methods or procedures as may be established from time to time by the Board.

(j) “Initial Public Offering Grant” means a grant of an Option pursuant to Section 6.1 of the Plan.

(k) “Nonemployee Director” means any individual who is a member of the Board of Directors of the Company and who is not also an employee of the Company.

(l) “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article 6, that is not intended to be an incentive stock option qualifying under Section 422 of the Code.

(m) “Option” means a Nonqualified Stock Option granted under the Plan.

(n) “Participant” means a Nonemployee Director of the Company who has been granted an Award under the Plan.

(o) “Stock” means the shares of the Company’s Common Stock described in the Company’s Certificate of Incorporation.

2.2. GENDER AND NUMBER. Except as indicated by the context, any masculine term also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3. SEVERABILITY OF PROVISIONS. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board, and the remaining provisions of the Plan or actions by Board shall be construed and enforced as if the invalid provision or action had not been included or undertaken.

2.4. INCORPORATION BY REFERENCE. In the event this Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Awards) shall be deemed automatically to be incorporated by reference herein, insofar as Participants subject to Section 16 of the Exchange Act are concerned.

ARTICLE 3 ADMINISTRATION

3.1. THE COMMITTEE. The Plan will be administered by the Committee, subject to the restrictions set forth in the Plan.

3.2. ADMINISTRATION BY THE COMMITTEE. The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan’s provisions. However, the Committee does not have the power to determine Plan eligibility, or to determine the number, the price, the vesting period, or the timing of Awards to be made under the Plan to any Participant or take any action that would result in the Plan not being treated as a “formula plan” within the meaning of Rule 16b-3 or any successor provision, promulgated pursuant to the Exchange Act.

3.3. DECISIONS BINDING. The Committee’s determinations and decisions under the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4 SHARES SUBJECT TO THE PLAN

4.1. NUMBER OF SHARES. The total number of shares of Stock available for grant under the Plan may not exceed 93,750, subject to adjustment as provided in Section 4.3. The shares issued pursuant to the exercise of Options granted under the Plan may be authorized and unissued Stock or Stock reacquired by the Company, as determined by the Committee.

4.2. LAPSED AWARDS. If any Option granted under the Plan terminates, expires, or lapses for any reason, any shares subject to purchase pursuant to such Option again will be available for grant under the Plan.

4.3. ADJUSTMENTS IN AUTHORIZED SHARES. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. Subject to Section 6.13, in the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of shares of another corporation, whether through reorganization, recapitalization, stock split-up or combination of shares, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

ARTICLE 5 ELIGIBILITY AND PARTICIPATION

5.1. ELIGIBILITY. Eligibility to participate in the Plan is limited to Nonemployee Directors.

5.2. ACTUAL PARTICIPATION. All eligible Nonemployee Directors shall receive a grant of Options pursuant to Article 6.

ARTICLE 6 GRANT OF OPTIONS

6.1. INITIAL PUBLIC OFFERING GRANT. An Option to purchase 6,250 shares of Stock shall be granted to each Nonemployee Director who is or becomes a member of the Board immediately following the Company’s initial public offering of Stock. The specific terms of the Options are subject to the provisions of this Article 6 and the Option Agreement executed pursuant to Section 6.4.

6.2. ANNUAL GRANT. Each individual who is a Nonemployee Director on the third business day after the Company’s annual earnings release beginning with fiscal year 1998 and through and including fiscal year 2007, shall be granted an Option as of such date to purchase 6,250 shares of Stock, subject to the limitations on the number of shares that may be awarded under the Plan. The specific terms of the Options are subject to the provisions of this Article 6 and the Option Agreement executed pursuant to Section 6.4.

6.3. INITIAL ELECTION. Each individual who first becomes a Nonemployee Director after the date of the Initial Public Offering Grant, shall be granted an Option to purchase 6,250 shares of Stock as of the date the individual first becomes a Nonemployee Director. The specific terms of the Options are subject to the provisions of this Article 6 and the Option Agreement executed pursuant to Section 6.4.

6.4. OPTION AGREEMENT. The grant of Options will be evidenced by an Option Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

6.5. OPTION EXERCISE PRICE PER SHARE. The Option exercise price per share under the Initial Public Offering Grant shall be the initial public offering price of the Stock. The Option exercise price per share under the Options granted pursuant to Sections 6.2 and 6.3 shall be the Fair Market Value of such Stock on the date of grant (the “Exercise Price”).

6.6. DURATION OF OPTIONS. Each Option granted to a Participant under this Article 6 shall expire on the tenth (10th) anniversary date of the date of grant, unless the Option is earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan.

6.7. VESTING OF OPTIONS SUBJECT TO EXERCISE. The Options granted to the Participants under this Article 6 shall vest and become exercisable on the first anniversary of their date of grant.

6.8. PAYMENT. Options are exercised by delivering a written notice of exercise to the Secretary of the Company, setting forth the number of Options to be exercised and accompanied by a payment equivalent to the product of the number of Options exercised multiplied by the Exercise Price (the “Total Exercise Price”). The Total Exercise Price is payable:

(a) in cash or its equivalent;

(b) by tendering previously acquired shares of Stock having a Fair Market Value at the time of exercise equal to the Total Exercise Price; or

(c) by a combination of (a) and (b).

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, stock certificates in an appropriate amount based upon the number of shares purchased pursuant to the exercise of the Options.

6.9. RESTRICTIONS ON SHARE TRANSFERABILITY. To the extent necessary to ensure that Options granted under this Article 6 comply with applicable law, the Board shall impose restrictions on the transferability of any Stock acquired pursuant to the exercise of an Option under this Article 6, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Stock is then listed and/or traded, and under any blue sky or state securities laws applicable to such Stock.

6.10. TERMINATION OF SERVICE ON BOARD OF NONEMPLOYEE DIRECTORS DUE TO DEATH OR DISABILITY. If a Participant’s service on the Board is terminated by reason of death or Disability, any outstanding Options held by the Participant that are not fully vested shall be immediately forfeited to the Company. To the extent an Option is vested and exercisable as of the date of death or Disability, it shall remain exercisable for one year after the date of death or Disability by the Participant or such person or persons as shall have been named as the Participant’s legal representative or beneficiary, or by such persons as shall have acquired the Participant’s Options by will or by the laws of descent and distribution. Any Option that is vested but not exercised during this one-year period after death or Disability shall be immediately forfeited to the Company.

6.11. TERMINATION OF SERVICE ON BOARD OF DIRECTORS FOR OTHER REASONS. If the Participant’s service on the Board is terminated for any reason other than for death or Disability, any outstanding Options held by the Participant that are not vested as of the date of termination shall be immediately forfeited to the Company. To the extent an Option is vested and exercisable as of such date, it shall remain exercisable for ninety (90) days after the date the Participant’s service on the Board terminates. Any Option that is vested but not exercised during this ninety (90) day period after termination of service shall be immediately forfeited to the Company.

6.12. LIMITATIONS ON THE TRANSFERABILITY OF OPTIONS. Unless the Board provides otherwise, no Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will, the laws of descent and distribution, or under any other circumstances allowed by the Board.

6.13. CHANGE OF CONTROL. A Change of Control shall cause every Option outstanding hereunder to become fully exercisable and allow each Participant the right to exercise an Option prior to the occurrence of the event constituting the Change of Control.

ARTICLE 7 AMENDMENT, MODIFICATION, AND TERMINATION

7.1. AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms set forth in this Section 7.1, the Committee may terminate, amend, or modify the Plan at any time; provided, however, that stockholder approval is required for any Plan amendment that would materially increase the benefits to Participants or the number of securities that may be issued, or materially modify the eligibility requirements in the Plan.

7.2. AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

ARTICLE 8 MISCELLANEOUS

8.1. INDEMNIFICATION. Each individual who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to assume and defend the same before he or she undertakes to defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the

Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

8.2. BENEFICIARY DESIGNATION. Each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

8.3. SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

8.4. REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, terminate, amend, or modify the Plan in any way necessary to comply with the applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

8.5. GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

8.6. FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

HYPERCOM CORPORATION

Annual Meeting of Stockholders – May 22, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Christopher S. Alexander and Jonathon E. Killmer, and each of them, proxies, with power of substitution, acting unanimously and voting, or if only one is present and voting then that one, to vote the shares of common stock of Hypercom Corporation which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at Hypercom Corporation Headquarters, 2851 West Kathleen Road, Phoenix, Arizona 85053, on Wednesday, May 22, 2002, at 9:00am, Phoenix, Arizona time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

         IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Please mark, sign and date the reverse side and
return the proxy card promptly using the enclosed envelope.

		For All	Withhold All	For All Except Nominees Crossed Out	Nominees:

1.	ELECTION OF DIRECTORS:

	INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE’S NAME AT RIGHT				George R. Wallner Albert Irato Jane Evans

		For	Against	Abstain

2.	TO APPROVE A PROPOSAL TO AMEND THE NONEMPLOYEE DIRECTORS’ STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN FROM 93,750 TO 175,000 SHARES.

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS THAT PROPERLY MAY BE PRESENTED AT THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

Please sign EXACTLY as your name appears hereon.
When signing as attorney, executor, administrator,
trustee or guardian, please give your full
title as such. If more than one trustee, all
should sign. If shares are held jointly, both
owners must sign.

Date: _______________________________ , 2002

________________________________________ Signature

________________________________________ Signature (if held jointly)

Address Change? Mark Box Indicate change below: